EXHIBIT 10.19

                            News America Incorporated
                           1211 Avenue of the Americas
                            New York, New York 10036

                                November 4, 1999

Ms. Marlena Delgado
Executive Vice President and Managing Director
Yupi Internet Inc.
605 Lincoln Road
Suite 401
Miami Beach, FL  33139

Dear Marlena:

         This letter agreement ("Letter Agreement") between Yupi Internet Inc., a Florida corporation (the "Company"), and News America Incorporated, a Delaware corporation ("NAI"), sets forth the terms pursuant to which certain advertising services shall be purchased by the Company and provided by the News Group Companies (as defined herein). The parties hereto agree to the terms set forth below:

1.       CONSIDERATION; TERM OF AGREEMENT.

                  The Company hereby agrees to purchase from NAI and other News Group Companies for $12,500,000 in cash (payable as provided herein), and NAI agrees to provide to the Company, and to cause other News Group Companies to provide to the Company, advertising and promotional inventory (the "Advertising Inventory") and related services (together with the Advertising Inventory, the "Advertising Services") on and in respect of media of all types available through the News Group Companies worldwide, including without limitation, on-line, television, radio and print media, which such Advertising Services shall be (i) equal in value to $12,500,000 (exclusive of any agency fees payable in connection with the Company's purchase of Advertising Inventory and other Advertising Services hereunder, which such agency fees shall be excluded from the $12,500,000 purchase price paid by the Company for Advertising Services hereunder (the "Advertising Budget") and shall be separately paid for by the Company), which


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such value shall be determined in the manner provided herein, (ii) paid for and rendered in full within the thirty (30) month period commencing on January 1, 2000 (the "Term"), (iii) used for the purpose of advertising and promoting the world wide web sites owned and/or controlled by Yupi, including but not limited to those having the URL http://www.yupi.com and/or the URL of any other site included in the Yupi network of majority owned sites (the "Sites"); and (iv) may be used for the purpose of co-advertising and co-promoting the Sites with third parties subject to the provisions of Section 3(a) hereof. All such Advertising Services shall be paid for by the Company and rendered by the News Group Companies, respectively, in the manner set forth herein. In the event that upon expiration of the Term (i) the News Group Companies then include, at a minimum, Fox Sports Latin America, Fox Kids Latin America, Inc. and the Fox Latin America Channel, Inc., and/or other entities that, in the aggregate, then generate ratings in Latin American markets equivalent or better than the aggregate ratings generated by those entities on the date hereof and present similar programming content to that shown by those entities on the date hereof, and (ii) Yupi has not paid to NAI in full amount equivalent to the Advertising Budget, Yupi shall pay to NAI an amount equivalent to the then-remaining unpaid balance of the Advertising Budget within thirty (30) days after the date of expiration of the Term.

                  As used herein, "News Group Companies" shall include (i) any corporation or other entity Controlled (as defined herein) by The New Corporation Limited ("News Corporation"), including but not limited to Fox Sports Latin America and the Fox Latin America Channel, Inc. and (ii) Fox Kids Latin America, Inc. As used herein, a corporation or other entity shall be deemed "Controlled" by another party if more than fifty percent (50%) of the outstanding voting securities or other equity interests of such corporation or other entity is owned, directly or indirectly, by such other party.


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         2.       MARKETING PLAN; COORDINATION OF ADVERTISING SERVICES.

                  NAI shall assist the Company in structuring a comprehensive integrated marketing plan (the "Marketing Plan") which shall set forth the Advertising Services that the parties contemplate will be provided to the Company by NAI and other News Group Companies pursuant hereto. NAI and the Company shall confer regularly in respect of the Company's implementation of the Marketing Plan and the Company's periodic purchases of Advertising Services. The Company shall make final selections of all Advertising Inventory, and shall coordinate implementation of all Advertising Services generally, directly through News Group Company providing such Advertising Services. NAI shall use commercially reasonable efforts to satisfy, and to cause all other News Group Companies to satisfy, requests made by the Company in connection with the selection of such Advertising Inventory and implementation of such Advertising Services generally. Each party shall designate a representative responsible for coordinating the relationship between the parties as contemplated by this
Section 2.

         3.       RATES FOR ADVERTISING SERVICES.

                  (a) All Advertising Inventory and other Advertising Services provided to the Company by the News Group Companies hereunder shall be (i) subject to availability and to the technical and other requirements specific to the News Group Companies and media involved, (ii) agreed upon jointly and in good faith by the Company, NAI and any other News Group Company providing Advertising Inventory or other Advertising Services to the Company, (iii) valued at the then-current rates charged by the News Group Company providing such Advertising Inventory or other Advertising Services to non-affiliated buyers of similar amounts of comparable inventory and services; provided, however, that all purchases by the Company of Advertising Inventory from those News Group Companies listed on SCHEDULE A hereto (the "Fox Latin America Group") shall be valued at the lower of (x) the rates set forth on said schedule and


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(y) the lowest rates then being charged by the Fox Latin America Group to non-affiliated buyers of comparable inventory and services on the Fox Latin America Group properties, unless such other buyers commit to spend in excess of $12.5 million in cash over a 30-month period or less; and (iv) paid for by the Company as provided in Subsection 3(b) hereof. Except as expressly provided herein, the Advertising Services purchased by the Company hereunder shall not be transferable. The Advertising Services may be utilized by the Company's affiliates, any successor in interest to all or substantially all of the Company's business or assets, and by the Company to advertise or promote the Sites in conjunction with other goods and/or services offered by the Company and/or any third party; provided, however, that the Company, its affiliates and its successors shall not utilize the Advertising Services to advertise or promote any business or service that is directly competitive with any business or service owned or Controlled by any of the News Group Companies without NAI's prior written consent thereto. This Letter Agreement may be assigned by the Company to any successor in interest to all or substantially all of the Company's business or assets, subject to the limitations set forth herein.

                  (b) Neither party shall have any rights or obligations in respect of particular Advertising Services until the purchase thereof has been confirmed in accordance with the customary procedures applied by the News Group Company providing such Advertising Services to the Company. Additionally, each purchase of Advertising Services by the Company shall be subject to the customary terms and conditions, including but not limited to those relating to the production and delivery of materials and the payment for, and/or cancellation of, reserved Advertising Inventory and other agreed-upon Advertising Services, generally applied by the News Group Company providing such Advertising Services to the Company.

                  (c) The News Group Companies shall not provide to the Company, or charge the Company for, any Advertising Services that the Company has not requested.

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         4.       MISCELLANEOUS.

                  (a) Each party represents to the other that this Letter Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, and is enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity.

                  (b) This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument. This Letter Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law rules.

                  (c) This Letter Agreement may be amended except by a written instrument executed by both parties. This Agreement shall be binding upon and inure of the benefit of the parties and their respective successors and assigns.

         Please indicate your agreement to the foregoing by signing below.

                                                 Very truly yours,

                                                 NEWS AMERICA INCORPORATED

                                                 By: /s/ Janet Nova
                                                    -----------------------
                                                    Name: Janet Nova
                                                    Title: Vice President

Agreed:

YUPI INTERNET INC.

By: /s/ Marlena Delgado
   -----------------------
   Name: Marlena Delgado
   Title: EVP Managing Director

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                                   SCHEDULE A

                        FOX LATIN AMERICA GROUP RATE CARD

                               Fox Latin America

                     [CONFIDENTIAL TREATMENT REQUESTED]/*/

/*/[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.